UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2008

MUTUAL FEDERAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

_____________________________

Federal (State or other jurisdiction of Incorporation)	000-51876 (Commission File Number)	33-1135091 (I.R.S. Employer Identification No.)
2212 West Cermak Road Chicago, Illinois (Address of principal executive offices)		60608 (Zip Code)

Registrant’s telephone number, including area code (773) 847-7747

Not Applicable
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on July 15, 2008, the Board of Directors of Mutual Federal Bancorp, Inc. (the “Company”) appointed John L. Garlanger as a director to the Board of Directors. Mr. Garlanger was appointed as a Class III director with a term expiring at the Company’s 2009 annual shareholder meeting.  Mr. Garlanger was also appointed a director of Mutual Federal Bancorp, MHC (the “MHC”), the parent of the Company, and Mutual Federal Savings and Loan Association of Chicago (the “Bank’), the Company’s banking subsidiary.  Mr. Garlanger is also Executive Vice President, Chief Financial Officer and Treasurer of the Company, the Bank and the  MHC.

On August 19, 2008, the Board appointed Mr. Garlanger to the Strategic Planning Committee of the Board of Directors of the Company. He was also appointed to the Loan Committee of the Board of the Bank, and the Strategic Planning Committee of the Board of the MHC.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUTUAL FEDERAL BANCORP, INC.

By:	/s/Stephen M. Oksas
Stephen M. Oksas
President and Chief Executive Officer

Date: August 22, 2008